Item 6.                      TIFFANY & CO. AND SUBSIDIARIES
EXHIBIT 11            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      ----------------------------------------------
                                   (Unaudited)
                      (in thousands, except per share data)

                                                                               Three Months Ended                   Six Months Ended
                                                                       July 31,          July 31,          July 31,         July 31,
                                                                           1996              1995              1996             1995
                                                                      ----------       ----------        ----------        ---------

PRIMARY EARNINGS PER SHARE:

Net income on which primary
   earnings per share are based                                         $ 8,246           $ 5,308           $13,323           $7,468
                                                                         ======            ======            ======           ======

Weighted average number of
 common shares                                                           33,448            31,504            32,853           31,480

  Add:
    Weighted average effect of the
    exercise of stock options                                             1,267               420             1,205              344
                                                                         ------            ------            ------           ------

Weighted average number of shares on
 which primary earnings are based                                        34,715            31,924            34,058           31,824
                                                                         ======            ======            ======           ======

Primary net income per common share                                      $ 0.24            $ 0.17            $ 0.39          $  0.23
                                                                         ======            ======            ======           ======
FULLY DILUTED EARNINGS PER SHARE:

Net income on which primary earnings
  per share are based                                                   $ 8,246           $ 5,308          $ 13,323          $ 7,468

  Add:
   Interest and fees on convertible
   subordinated debt, net of
   applicable income taxes                                                  229               428               682              870
                                                                           ----            ------            ------            -----

Net income on which fully diluted
  earnings per share are based                                          $ 8,475           $ 5,736           $14,005          $ 8,338
                                                                        =======           =======           =======          =======
FULLY DILUTED EARNINGS PER SHARE:
Weighted average number of common shares
  on which fully diluted earnings are based                              34,715            32,092            34,162           32,068

  Add:
   Shares assumed upon conversion
   of convertible debt, using the
   "if converted" method                                                    973             1,786             1,379            1,786
                                                                        -------           -------            ------            -----

Weighted average number of shares
 used in calculating fully diluted
 earnings per share                                                      35,688            33,878            35,541           33,854
                                                                        =======           =======           =======          =======

Fully diluted net income per common share                               $  0.24           $  0.17           $  0.39          $  0.23
                                                                        =======           =======           =======          =======

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